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                                                                    EXHIBIT 99.2

                          SARBANES - OXLEY ACT OF 2002
              SECTION 906 CERTIFICATION OF CHIEF FINANCIAL OFFICER

I, William F. Keefe, certify that:

1.    I have read this quarterly report on Form 10-Q of Vista Bancorp, Inc.;

2. To my knowledge, the information in this report is true in all important respects as of June 30, 2002;

3. This report, containing the Company's financial statements, fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that information contained in this report fairly presents, in all material respects, the financial condition and results of operations of the Company; and

4. This report contains all information about the company of which I am aware that I believe is important to a reasonable investor, in light of the subjects required to be addressed in this report, as of June 30, 2002.

For purposes of this certification, information is "important to a reasonable investor" if:

(a) There is a substantial likelihood that a reasonable investor would view the information as significantly altering the total mix of information in the report; and

(b) The report would be misleading to a reasonable investor if the information is omitted from the report.


Date: August 14, 2002
      ---------------
                                                            /s/ William F. Keefe
                                              ----------------------------------
                                                                William F. Keefe
                                                 EVP and Chief Financial Officer


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